                                                                    EXHIBIT 99.1


NEWS       NOBLE CORPORATION                                        (NOBLE LOGO)
           13135 SOUTH DAIRY ASHFORD, SUITE 800
           SUGAR LAND, TX  77478
           PHONE:  281-276-6100  FAX:  281-491-2092


             NOBLE REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS


         ST. MICHAEL, Barbados, January 22, 2004 -- Noble Corporation reported net income for the fourth quarter of 2003 of $30.3 million, or $0.23 per diluted share, on operating revenues of $239.8 million, compared to net income of $51.5 million, or $0.39 per diluted share, on operating revenues of $252.8 million for the fourth quarter of 2002. Net income for the year ended December 31, 2003 was $166.4 million, or $1.25 per diluted share, on operating revenues of $987.4 million, compared to net income of $209.5 million, or $1.57 per diluted share, on operating revenues of $990.2 million for the year ended December 31, 2002.

         At December 31, 2003, the Company's consolidated balance sheet reflected $2.17 billion in shareholders' equity, $228.4 million in cash and marketable securities, and $589.6 million in total debt. Net cash provided by operating activities for the three and twelve month periods ended December 31, 2003 was $139.2 million and $365.3 million, respectively.

          James C. Day, Chairman and Chief Executive Officer, said, "While operating events in the fourth quarter impacted our quarter on quarter results, the Company again achieved the highest return on capital of the offshore drilling contractors. These results were in spite of lackluster drilling activity levels in most regions of the world."

         Offshore contract drilling services revenues from deepwater drilling units (capable of drilling in 4,000 feet or greater) accounted for approximately 38 percent and 35 percent of the Company's total offshore contract drilling services revenues for the fourth quarter of 2003 and 2002, respectively. The Company currently operates seven deepwater semisubmersibles in the Gulf of Mexico and one deepwater semisubmersible and three deepwater drillships offshore Brazil. Offshore contract drilling services revenues from international sources accounted for approximately 72 percent and 70 percent of the

Company's total offshore contract drilling services revenues for the fourth quarter of 2003 and 2002, respectively. Results for the fourth quarter of 2003 were adversely impacted by continued weak market conditions in certain international markets, primarily the North Sea and West Africa, partially offset by solid performance in Mexico and the Middle East. In addition, four of the Company's units were in the shipyard during the quarter undergoing maintenance work or preparing for long-term contracts. The average dayrate for the Company's international rigs was $55,961 in the fourth quarter of 2003 compared to $58,264 in the fourth quarter of 2002. Likewise, utilization on these rigs decreased from 95 percent in the fourth quarter of 2002 to 76 percent in the fourth quarter of 2003.

         The average dayrate on our deepwater assets in the U.S. Gulf of Mexico capable of drilling in 6,000 feet or greater decreased two percent to $109,544 in the fourth quarter of 2003, while utilization decreased to 95 percent this quarter from full utilization in the fourth quarter of 2002. The average dayrate on the Company's domestic jackup rigs was $38,961 in the fourth quarter of 2003, or 31 percent higher than the same quarter of 2002. Utilization on these units increased to 98 percent in the fourth quarter of 2003 as compared to 82 percent in the fourth quarter of 2002. However, the Company had 320 fewer operating days for domestic jackup rigs during the fourth quarter of 2003 as compared to the same quarter of 2002 following the mobilization of seven premium jackup units out of this region to Mexico under long-term contracts beginning in September 2002. Our eight premium jackups in Mexico had an average dayrate in the fourth quarter of 2003 of $50,621, or 30 percent higher than the average dayrate of our two premium jackups in the U.S. Gulf of Mexico, with 100 percent utilization.

         Day said, "Obviously as the domestic industry continues to be challenged to replace oil and gas production offshore, the international arena will be the beneficiary of increased drilling activity in 2004 and beyond. West Africa, specifically, will witness a significant improvement in overall rig utilization from the depressed levels of 2003. The longer the industry experiences lower rig activity levels, the more pronounced the recovery should be, particularly in periods of robust oil and gas prices. "

         Noble Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company's fleet, which stands at 59* mobile offshore drilling units located in key markets worldwide. The Company's fleet of floating deepwater units consists of 13 semisubmersibles and three dynamically positioned drillships, seven of which are designed to operate in water depths greater than 5,000 feet. The Company's premium fleet of 40* independent leg, cantilever jackup rigs includes 26* units that operate in water depths of 300 feet or greater, four of which operate in water depths of 360 feet or greater, and 11 units that operate in water depths up to 250 feet. In addition, the Company's fleet includes three submersible units. Nine of the Company's units are capable of operating in harsh environments. Approximately 75 percent of the fleet is currently deployed in international markets, principally including the North Sea, Brazil, West Africa, the Middle East, Mexico, India, and the Mediterranean Sea. The Company provides technologically advanced drilling-related products and services designed to create value for our customers. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company's ordinary shares are traded on the New York Stock Exchange under the symbol "NE".

         This news release may contain "forward-looking statements" about the business, financial performance and prospects of the Company. Statements about the Company's or management's plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company's filings with the U.S. Securities and Exchange Commission.

          Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.


*Assumes that the Company exercises its options to purchase two additional premium, independent leg, cantilever jackup rigs capable of operating in 300 feet of water.

NC-298
1/22/04


For additional information, contact:
John T. Rynd, Vice President - Investor Relations, Noble Drilling Services Inc. Noble Corporation, 281-276-6100

                       NOBLE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                           THREE MONTHS ENDED DECEMBER 31,    TWELVE MONTHS ENDED DECEMBER 31,
                                                           -------------------------------    --------------------------------
                                                              2003              2002              2003              2002
                                                            ---------         ---------         ---------         ---------
OPERATING REVENUES
     Contract drilling services                             $ 217,378         $ 230,810         $ 889,603         $ 910,419
     Reimbursables                                              9,716             5,889            44,214            26,183
     Labor contract services                                    7,735             6,164            28,492            26,416
     Engineering, consulting and other                          4,977             9,936            25,071            27,230
                                                            ---------         ---------         ---------         ---------
                                                              239,806           252,799           987,380           990,248
                                                            ---------         ---------         ---------         ---------

OPERATING COSTS AND EXPENSES
     Contract drilling services                               133,410           129,231           505,038           488,629
     Reimbursables                                              8,199             5,392            39,024            23,058
     Labor contract drilling services                           5,691             4,847            22,642            20,951
     Engineering, consulting and other                          8,196            10,518            28,249            27,868
     Depreciation and amortization                             40,473            32,235           148,127           125,154
     Selling, general and administrative                        6,716             6,326            26,634            26,939
     Gain on sale of property and equipment                    (3,472)               --            (3,472)           (5,908)
                                                            ---------         ---------         ---------         ---------
                                                              199,213           188,549           766,242           706,691
                                                            ---------         ---------         ---------         ---------

OPERATING INCOME                                               40,593            64,250           221,138           283,557

OTHER INCOME (EXPENSE)
     Interest expense                                          (9,426)          (11,043)          (40,291)          (42,622)
     Other, net                                                 2,878             3,995             6,137             2,390
                                                            ---------         ---------         ---------         ---------

INCOME BEFORE INCOME TAXES                                     34,045            57,202           186,984           243,325
INCOME TAX PROVISION                                           (3,745)           (5,720)          (20,568)          (33,822)
                                                            ---------         ---------         ---------         ---------

NET INCOME                                                  $  30,300         $  51,482         $ 166,416         $ 209,503
                                                            =========         =========         =========         =========

EARNINGS PER SHARE:
     Basic                                                  $    0.23         $    0.39         $    1.26         $    1.58
     Diluted                                                $    0.23         $    0.39         $    1.25         $    1.57

WEIGHTED AVERAGE SHARES
     OUTSTANDING:
          Basic                                               132,117           131,935           131,948           132,204
          Diluted                                             133,141           133,029           133,007           133,452


Note: Certain reclassifications have been made in prior period statements of income to conform to the classifications used in the statements of income for the three and twelve months ended December 31, 2003.

                       NOBLE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                                    DECEMBER 31,      DECEMBER 31,
                                                                        2003              2002
                                                                    ------------      ------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                        $   139,467       $   192,509
   Restricted cash                                                           --             8,668
   Investment in marketable securities (a)                               98,376            72,957
   Accounts receivable                                                  149,235           164,613
   Inventories                                                            4,086             3,628
   Prepaid expenses                                                      11,809             6,595
   Other current assets                                                  18,986            16,673
                                                                    -----------       -----------
Total current assets                                                    421,959           465,643
                                                                    -----------       -----------

PROPERTY AND EQUIPMENT
   Drilling equipment and facilities                                  3,454,163         3,153,509
   Other                                                                 64,591            63,296
                                                                    -----------       -----------
                                                                      3,518,754         3,216,805
   Accumulated depreciation                                            (892,888)         (745,762)
                                                                    -----------       -----------
                                                                      2,625,866         2,471,043
                                                                    -----------       -----------

INVESTMENT IN AND ADVANCES TO JOINT VENTURES                             19,868            22,538
OTHER ASSETS                                                            120,933           106,490
                                                                    -----------       -----------
                                                                    $ 3,188,626       $ 3,065,714
                                                                    ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Current maturities of long-term debt                             $    45,033       $    80,577
   Accounts payable                                                      87,178            64,783
   Accrued payroll and related costs                                     48,511            51,125
   Taxes payable                                                         44,687            41,997
   Interest payable                                                       9,384            10,089
   Other current liabilities                                             28,399            32,089
                                                                    -----------       -----------
Total current liabilities                                               263,192           280,660

LONG-TERM DEBT                                                          544,540           589,562
DEFERRED INCOME TAXES                                                   209,907           206,351
OTHER LIABILITIES                                                         5,248             5,635
COMMITMENTS AND CONTINGENCIES                                                --                --
MINORITY INTEREST                                                        (6,280)           (5,704)
                                                                    -----------       -----------
                                                                      1,016,607         1,076,504
                                                                    -----------       -----------
SHAREHOLDERS' EQUITY
   Ordinary shares-par value $0.10 per share                             13,389            13,353
   Capital in excess of par value                                       915,240           905,865
   Retained earnings                                                  1,306,888         1,140,472
   Treasury stock, at cost                                              (49,121)          (51,317)
   Restricted stock (unearned compensation)                              (7,981)          (12,871)
   Accumulated other comprehensive loss                                  (6,396)           (6,292)
                                                                    -----------       -----------
                                                                      2,172,019         1,989,210
                                                                    -----------       -----------
                                                                    $ 3,188,626       $ 3,065,714
                                                                    ===========       ===========


(a) Includes amounts in a Rabbi Trust for the Noble Drilling Corporation 401(k) Savings Restoration Plan at December 31, 2003 and December 31, 2002 of $9,458,000 and $6,827,000, respectively.

                       NOBLE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                        TWELVE MONTHS ENDED DECEMBER 31,
                                                                        --------------------------------
                                                                           2003                  2002
                                                                        ---------              ---------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                           $ 166,416              $ 209,503
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                       148,127                125,154
      Deferred income tax provision                                         4,376                 16,870
      Deferred repair and maintenance amortization                         34,463                 29,315
      Loss on sales of marketable securities                                  382                    168
      Equity in income of joint ventures                                   (2,307)                (1,780)
      Compensation expense from stock-based plans                           4,627                  4,878
      Realized loss on impairment of investment                                --                  9,758
      Gain on sale of interest in deepwater exploration property           (3,472)                (5,908)
      Loss on debt repurchases                                                 --                    400
      Discretionary pension funding                                       (17,100)                    --
      Other                                                                 1,518                  3,523
      Other changes in current assets and liabilities:
         Accounts receivable                                               15,378                  4,395
         Other current assets                                             (12,081)                 4,942
         Accounts payable                                                  22,400                 14,509
         Other current liabilities                                          2,581                 29,637
                                                                        ---------              ---------
            Net cash provided by operating activities (a)                 365,308                445,364
                                                                        ---------              ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions and related capital upgrades                             (194,563)              (356,854)
   Other capital expenditures                                            (112,571)              (121,500)
   Deferred repair and maintenance expenditures                           (36,984)               (42,771)
   Proceeds from sales of property and equipment                            1,606                  1,879
   Proceeds from sale of interest in deepwater exploration property         5,200                  6,200
   Investment in and advances to joint ventures, net                        4,977                  4,160
   Investment in marketable securities                                   (146,120)               (69,082)
   Proceeds from sales of marketable securities                           122,585                 38,419
                                                                        ---------              ---------
            Net cash used for investing activities                       (355,870)              (539,549)
                                                                        ---------              ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from borrowing on credit facility                                  --                125,000
   Payment of long-term debt                                              (80,580)               (60,772)
   Proceeds from issuance of ordinary shares                                9,432                 15,367
   Repurchase of ordinary shares                                               --                (33,966)
   Proceeds from sales of put options on ordinary shares                       --                  3,658
   Decrease in restricted cash                                              8,668                    698
                                                                        ---------              ---------
            Net cash (used for) provided by financing activities          (62,480)                49,985
                                                                        ---------              ---------

DECREASE IN CASH AND CASH EQUIVALENTS                                     (53,042)               (44,200)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                            192,509                236,709
                                                                        ---------              ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                $ 139,467              $ 192,509
                                                                        =========              =========


(a) The Company sometimes refers to Cash flow from operations as an approximation of cash returns before any changes in working capital. Such a reference to Cash flow from operations means the sum of Net income, Depreciation and amortization, Deferred income tax provision, and Deferred repair and maintenance amortization. The nearest measurement under accounting principles generally accepted in the United States of America is Net cash provided by operating activities.

                       NOBLE CORPORATION AND SUBSIDIARIES
                      FINANCIAL AND OPERATIONAL INFORMATION
(In thousands, except utilization amounts, operating days and average dayrates)
                                   (Unaudited)


                                                                THREE MONTHS ENDED DECEMBER 31,
                                                   --------------------------------------------------     THREE MONTHS ENDED
                                                                2003                      2002            SEPTEMBER 30, 2003
                                                   ------------------------   -----------------------  ------------------------
                                                   International   Domestic   International  Domestic  International   Domestic
                                                   -------------   --------   -------------  --------  -------------   --------
REVENUES
   Contract drilling services                         $157,417     $ 59,961     $162,264     $ 68,546     $169,099     $ 66,172
   Labor contract drilling services                      7,735           --        6,164           --        6,842           --
   Engineering, consulting and other                     3,185        1,792        3,267        6,669        2,369        3,691


DIRECT OPERATING EXPENSES
   Contract drilling services                         $100,709     $ 32,701     $ 93,601     $ 35,630     $ 96,077     $ 28,613
   Labor contract drilling services                      5,691           --        4,847           --        5,350           --
   Engineering, consulting and other                     3,761        4,435        3,307        7,211        2,395        4,759


OPERATING STATISTICS
   Jackups:
      Utilization                                           74%          98%          97%          82%          80%          95%
      Operating Days                                     2,377          180        2,379          500        2,450          260
      Average Dayrate                                 $ 50,379     $ 38,961     $ 54,895     $ 29,637     $ 52,209     $ 29,931

   Semisubmersibles - (6,000 feet or greater):
      Utilization                                          100%          95%         100%         100%         100%          95%
      Operating Days                                        92          436           92          460           92          438
      Average Dayrate                                 $158,094     $109,544     $149,550     $112,296     $158,632     $124,607

   Semisubmersibles - (less than 6,000 feet):
      Utilization                                          100%          11%          76%          --          100%           3%
      Operating Days                                        92           17           70           --           92            3
      Average Dayrate                                 $ 46,939     $ 39,059     $ 37,150     $     --     $ 45,067     $ 29,333

   Drillships:
      Utilization                                           91%          --           88%          --          100%          --
      Operating Days                                       252           --          244           --          276           --
      Average Dayrate                                 $ 74,610     $     --     $ 62,737     $     --     $ 81,327     $     --

   Submersibles:
      Utilization                                           --           86%          --           65%          --          100%
      Operating Days                                        --          211           --          120           --          184
      Average Dayrate                                 $     --     $ 21,436     $     --     $ 17,262     $     --     $ 20,239

   Total:
      Utilization                                           76%          81%          95%          86%          83%          88%
      Operating Days                                     2,813          844        2,785        1,080        2,910          885
      Average Dayrate                                 $ 55,961     $ 71,044     $ 58,264     $ 63,469     $ 58,110     $ 74,771